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                                                                    Exhibit 10.1
                         TECHNOLOGY TRANSFER AGREEMENT


     THIS TECHNOLOGY TRANSFER AGREEMENT (this "Agreement") is made and entered into as of the ___ day of May, 1999, by and between SoftTek Technologies Inc., a California corporation ("SoftTek") on the one hand, and John Uhley, dba XpressWare ("XpressWare") on the other hand.

                                    RECITALS

     WHEREAS, upon executing the Settlement Agreement and Mutual Release, SoftTek desires to acquire, and XpressWare desires to transfer to SoftTek, all of XpressWare's right, title and interest in XpressWare's Software Product "XpressFax" ("XpressFax Software" or sometimes referred to herein as the "XpressWare Technology"), including without limitation, CD master, and all copies, tapes and software code, research data, flow charts, designs, technical information and source code related to the XpressFax Software.

     WHEREAS, SoftTek is not assuming any liability for any existing third party agreements that relate to the XpressFax Software, whether known or unknown.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  TRANSFER OF THE XPRESSWARE TECHNOLOGY.

     1.1 Subject to the provisions hereof, upon executing the Settlement Agreement and Mutual Release, (the "Transfer Date"), XpressWare shall irrevocably transfer and assign, all of its right, title and interest in and to the XpressWare Technology (the "Technology Transfer"). SoftTek acknowledges that it has possession of the source code related to the XpressFax Software. Upon executing this Agreement, XpressWare agrees to deliver to SoftTek either,
(1) all copies of the XpressWare Technology in its possession or (2) a written statement certifying that it does not possess any XpressWare Technology.

     1.2 XpressWare hereby acknowledges and agrees that from and after the Transfer Date, SoftTek shall not assume any obligation of XpressWare relating to the XpressWare Technology, including, but not limited to:

          (i) All obligations of XpressWare to provide third parties including, but not limited to Triteal Corporation, ("Third Party Technology Users"), with access to the XpressWare Technology, use of the XpressWare Technology, services relating to the XpressWare Technology, or other similar rights with respect to the XpressWare Technology;

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          (ii) All obligations of XpressWare to other parties with interests in the XpressWare Technology, whether such parties have interest in the XpressWare Technology by ownership, license, sub-license or otherwise, whether such obligations are monetary or non-monetary in nature.

     1.3 XpressWare shall defend, indemnify and hold SoftTek and its affiliates, officers, directors, employees and agents harmless for any damages, liabilities, costs and expenses (including, but not limited to, reasonable attorney's fees incurred by SoftTek) which arise as a result of all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever claimed or recovered by any third party which may at any time be imposed on, incurred by or asserted against SoftTek or its affiliates, officers, directors, employees and agents in any way relating to or arising out of XpressWare's conduct, including, without limitation, any claim or claims by (i) third parties of infringement or other violation of their rights in the XpressWare Technology or (ii) Third Party Technology Users of their rights to use the XpressWare Technology or obtain services related thereto.

     1.4 SoftTek shall defend, indemnify and hold XpressWare and its affiliates, officers, directors, employees and agents harmless for any damages, liabilities, costs and expenses (including, but not limited to, reasonable attorney's fees incurred by XpressWare) which arise as a result of all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever claimed or recovered by any third party which may at any time be imposed on, incurred by or asserted against XpressWare or its affiliates, officers, directors, employees and agents in any way relating to or arising out of SoftTek's use of the XpressFax Software under the Source Development and Distribution License Agreement entered into between SoftTek and XpressWare on or about February 24, 1996 (the "License Agreement").

SECTION 2.  XPRESSWARE REPRESENTATION

     2.1 In connection with the Settlement Agreement and Mutual Releases and the Technology Transfer Agreement, XpressWare hereby represents and warrants to SoftTek that XpressWare has full capacity, power and right to make and enter into this Agreement and to sell, assign, transfer and deliver the XpressWare Technology to SoftTek and has good and marketable title to the XpressWare Technology free and clear of any lien.

     2.2 XpressWare further represents and warrants to SoftTek that there are no other documents or agreements which relate to XpressWare's rights in the XpressWare Technology other than XpressWare's agreement with Triteal Corporation and its agreement with Peter Ullberg, which agreements XpressWare agrees to provide to SoftTek.

     2.3 XpressWare represents and warrants to SoftTek that (1) Peter Ullberg was given a copy of XpressWare's source code related to the XpressWare Technology for the limited purpose of providing customer support; (2) that Peter Ullberg has not other rights to use the source code and (3) that Peter Ullberg is prohibited from transferring or disclosing the source code to any third party.

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     2.4  XpressWare further represents and warrants to SoftTek that other than as disclosed in this Agreement, no person or legal entity has any rights, interests, or claims of any kind with regard to the XpressWare Technology.

SECTION 3.  TERMINATION

     3.1 In the event of a willful breach by XpressWare of its obligations hereunder, XpressWare shall be obligated to indemnify SoftTek for documented commercially reasonable damages (including claims, liabilities, expenses, reasonable out-of-pocket costs and other legally recoverable damages) resulting from such breach.

SECTION 4.  MISCELLANEOUS

     4.1 NOTICES. Any notices required or permitted under this Agreement shall be in writing and shall be deemed delivered to the party to whom directed on the date of service if hand delivered or if sent by facsimile transmission, or three
(3) days after mailing if sent first class (or first class international mail in the case of notices sent outside the country of origin), postage prepaid and addressed as follows:

          If to SoftTek:

               SoftTek, Inc.
               30555 Trabuco Canyon Road, Suite 100
               Trabuco Canyon, CA 92678

          If to XpressWare:

               XpressWare
               1180 Casolar Drive
               Vail, CO 81657
               Attention: John Uhley

     4.2 SUCCESSORS AND ASSIGNS. This Agreement shall be binding and inure to the benefit of the parties hereto and their permitted successors, and assigns.

     4.3 AGREEMENT TO PERFORM NECESSARY ACTS. Each party agrees to perform any further acts and execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

     4.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement evidences the entire agreement of the parties hereto concerning the matters covered herein and supersedes all prior agreements or understandings. It may be amended at any time only by the written consent of all of the parties hereto.

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     4.5  ATTORNEYS' FEES.  In the event of any dispute relating to this
Agreement, the prevailing party shall be entitled to recover his reasonable attorneys? fees and costs.

     4.6 NUMBER AND GENDER. As used in this Agreement, the masculine shall include the feminine, and vice versa, the neuter shall include the masculine and feminine, and vice versa, and the singular shall include the plural, and vice versa.

     4.7 GOVERNING LAW. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the United States and the State of California without giving effect to the principles of conflict or choice of laws thereof.

     4.8 HEADINGS. The caption headings in this Agreement are for reference purposes only, and do not constitute a part of this Agreement and shall not affect its meaning or interpretation.

     4.9 FORCE MAJEURE. Neither party shall be liable for its failure or delay in fulfilling its obligations hereunder, if such failure or delay is caused by fire, flood, weather conditions or other Act of God, invasions, insurrections, riots, closing of the public highways, strike, lockout or other labor dispute, civil unrest, war or any other reason beyond the reasonable control of the party. In the case of strikes, lockouts or other labor disputes, it is understood that such event is beyond the reasonable control of the party suffering the event unless and until the party is able to resolve it in a manner which such party deems reasonable and appropriate.

     4.10 NO THIRD PARTY RIGHTS. The provisions of this Agreement shall not entitle any person not a signatory hereto to any rights hereunder or in respect hereof, as a third party beneficiary or otherwise, it being the specific intention of the parties herein to preclude any and all such persons from such rights.

     This Agreement shall enter into full force and effect as of the date first set forth above upon its execution below by both of the parties.

     SOFTTEK, INC.                           JOHN UHLEY, DBA
                                             XPRESSWARE


     By:    /s/ K.M. Conner                  By:     /s/ John Uhley
         ---------------------                   -----------------------

     Its:         CEO                        Its:       President
          --------------------                    ----------------------

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